Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 UNITED STATES CODE SS. 1350

In connection with the Annual Report of INDUS Realty Trust, Inc. (the “Company”) on Form 10-K for the year ended November 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Anthony J. Galici, Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Vice President, Chief Financial Officer and Secretary
/s/ Anthony J. Galici Anthony J. Galici Executive Vice President, Chief Financial Officer and Secretary

February 18, 2021